Cyberlux Corporation
                                       and
                     International Consolidated Technologies
                         MUTUAL NON DISCLOSURE AGREEMENT

     This Mutual Non-Disclosure Agreement (the "Agreement") is made and entered into this 30th day of November, 2001 by and between Cyberlux Corporation ("Cyberlux") with it principal place of business located at 50 Orange Road, PO Box 2010, Pinehurst, NC 28370 and International Consolidated Technologies ("ICT"), with its principal place of business located at 400 West Delaware Casey, IL 62420.

     WHEREAS, Cyberlux and ICT intend to enter into discussions concerning a business relationship whereby ICT will provide Cyberlux with certain services;

     NOW, THEREFORE, the parties hereto agree as follows:

1. PROPRIETARY INFORMATION. For purposes of this Agreement, "Proprietary Information" shall mean written, documentary or oral information of any kind disclosed by Cyberlux or ICT to the other and designated as proprietary information, including, but not limited to, (a) information of a business, planning, marketing or technical nature, (b) models, tools, hardware and software, and (c) any documents, reports, memoranda, notes, files or analyses prepared by or on behalf of the receiving party that contain, summarize or are based upon any Proprietary Information, provided that "Proprietary Information" shall not include information which:

     (i)  is publicly available prior to the date of this Agreement;

     (ii) becomes publicly available after the date of this Agreement trough no wrongful act of the receiving party;

     (iii) is furnished to others by the disclosing party without similar restrictions on their right to use or disclose;

     (iv) is known by the receiving party without any proprietary restrictions at the time of receipt of such information from the disclosing party or becomes rightfully known to the receiving party without proprietary restrictions from a source other than the disclosing party;

     (v) is independently developed by the receiving party by persons who did not have access, directly or indirectly, to the proprietary Information; or


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     (vi)  is  obligated  to  be produced under order of a  court  of  competent jurisdiction or a valid administrative or congressional subpoena, provided that the receiving party promptly notifies the disclosing party of such event so that the disclosing party may seek an appropriate protective order or waive compliance by the receiving party with the terns of this Agreement.

2.   CONFIDENTIALITY
     a. The receiving party shall protect all of the disclosing party's Proprietary Information as confidential information and, except with the prior written consent of the disclosing party or as otherwise specifically provided herein, shall. not disclose, copy or distribute such Proprietary Information to any other individual, corporation or entity for a period of three (3) years from the date of disclosure.

     b. Except in connection with any joint project between Cyberlux and ICT, the receiving party shall not make any use of the disclosing party's Proprietary Information for is own benefit or for the benefit of any other individual, corporation or entity.

     c. The receiving party shall not disclose all or any part of the disclosing party's Proprietary Information to any affiliates, agents, officers, directors, employees or representatives (collectively, "Representatives") of the receiving party except on a need-to-know basis. The receiving party agrees to inform any of its Representatives who receive the disclosing parts Proprietary Information of the confidential and proprietary nature thereof and of such Representative's obligations with respect to the maintenance of such Proprietary Information in conformance with the terms of this Agreement.

     d. Each party shall maintain the other party's Proprietary Information with at least the same degree of care each party uses to maintain its own proprietary information. Each party represents that such degree of care provides adequate protection for its own proprietary information.

     e. The receiving party shall immediately advise the disclosing party in writing of any misappropriation or misuse by any person of the disclosing party's Proprietary Information of which the receiving party is aware.

     f. Any documents or materials that are furnished by or on behalf of the disclosing party, and all other Proprietary Information in whatever form, including documents, reports, memoranda, notes, files or analyses prepared by or on behalf of the receiving party, including all copies of such materials, shall be promptly returned by the receiving party to the disclosing party upon written request by the disclosing party for any reason.

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3.    NO  LICENSES  OR WARRANTIES. No license to the receiving party  under  any trade secrets or patents or otherwise with respect to any of the Proprietary Information is granted or implied by conveying proprietary Information or other information to such party, and none of the information transmitted or exchanged shall constitute any representation, warranty, assurance, guaranty or inducement with respect to the infringement of patents or other rights of others.

4. REMEDY FOR BREACH. Each receiving party acknowledges that the Proprietary Information of the disclosing party is central to the disclosing party's business and was developed by or for the disclosing party at a significant cost. Each receiving party further acknowledges that damages would not be an adequate remedy for any breach of this Agreement by the receiving party or its Representatives and that the disclosing party may obtain injunctive or other equitable relief to remedy or prevent any breach or threatened breach of this Agreement by the receiving party or any of its Representatives. Such remedy shall not be deemed to be the exclusive remedy for .any such breach of this Agreement, but shall be in addition to all other remedies available at law or in equity to the disclosing party.

5.   MISCELLANEOUS.

     a. This Agreement contains the entire understanding between Cyberlux and ICT and supersedes all prior written and oral understandings relating to the subject hereof. This Agreement may not be modified except by a writing signed by both parties.

     b. The construction, interpretation and performance of this Agreement, as well as the legal relations of the parties arising hereunder, will be governed by and construed in accordance with the laws of the State of North Carolina.

     e. It is understood and agreed that no failure or delay by either Cyberlux or ICT in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. No waiver of any terms or conditions of this Agreement shall be deemed to be a waiver of any subsequent breach of any term or condition. All waivers must be in writing and signed by the party sought to be bound

     d. If any part of this Agreement shall be held unenforceable, the remainder of this Agreement will nevertheless remain in full force and effect.

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     IN WITNESS WHEREOF, each of the parties of this Agreement has caused this
Agreement to be signed in its name and on its behalf by its representative thereunto duly authorized as of the day and year first above written.


                              Cyberlux Corporation

                              By:   /s/ Donald F. Evans
                                 ----------------------
                              Donald F. Evans
                              President


                              International Consolidated Technologies

                              By:    /s/ Jim Goble   12/12/01
                                 ----------------------------
                                   Jim Goble
                                   Engineering and Tooling Manager